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                                                                   EXHIBIT 10.30

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of the 29th day of January, 1996 by and between Cygnus, Inc. a Delaware corporation (the "COMPANY") and Gregory B. Lawless (the "Executive").

     WHEREAS, on January 29, 1992, Cygnus Therapeutic Systems, a California corporation and the predecessor by merger to the COMPANY (California Cygnus) and the Executive entered into an Employment Agreement (the "Prior Agreement") providing for the employment of the executive as the President and Chief Executive Officer of the COMPANY for a period of four (4) years ending on January 29, 1996.

     WHEREAS, pursuant to the terms of the Prior Agreement, the COMPANY and California Cygnus have (i) paid the Executive a base salary of $208,846 in 1992, $237,500 in 1993 and $252,740 in 1994, (ii) paid certain bonuses to the Executive in each such year, and (iii) granted the Executive a non-qualified option to purchase an aggregate of Three Hundred and Fifty Thousand (350,000) shares of Common Stock with an exercise price equal to 85% of the fair market value of such shares as of the date of grant, vesting over a period of four
(4) years. The Executive has subsequently received additional grants of options to purchase a total of 51,429 shares of Common Stock in 1993 and a total of 225,000 shares of Common Stock in 1994.

     WHEREAS, the COMPANY and the Executive desire that the Executive continue to serve as the President and Chief Executive Officer of the COMPANY for an additional four (4) year period beginning on January 30, 1996 and ending on January 29, 2000, and to receive therefor the compensation provided for herein; provided, further, that the Prior Agreement is hereby amended and restated as set forth herein with respect to Executive's employment by the Company for the period subsequent to January 29, 1996.

     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:


                         ARTICLE I.  TERM OF EMPLOYMENT

     Section 1.1. The COMPANY hereby employs the Executive and the Executive hereby accepts employment with the COMPANY for a period of four (4) years beginning on January 30, 1996 and extending through January 29, 2000.

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                        ARTICLE II.  DUTIES OF EXECUTIVE

     Section 2.1. GENERAL. The Executive shall serve as President and Chief Executive Officer of the COMPANY. Consistent with his position as President and Chief Executive Officer, Executive shall perform all services and do all things necessary or advisable to manage and conduct the operations and business of the COMPANY, subject always to the authority of the Board of Directors of the COMPANY (the "Board"). The COMPANY will use its best efforts to ensure that Executive will remain a member of the Board during the term of his employment, and shall use its best efforts to communicate with its shareholders as necessary to ensure such result.

     Section 2.2. FULL TIME. The Executive shall devote his full business time, ability and attention to the business of the COMPANY during the employment term. Executive shall not directly or indirectly actively engage in or perform any duties which may interfere with Executive's performance under this Agreement, provided that Executive may serve as a director of other corporations with the prior approval of the Board. Executive represents he is not presently an officer, director or employee of, or a consultant to, any other person or entity.

     Section 2.3. DUTIES. Executive will perform such duties as are consistent with his position as the President and Chief Executive Officer of the COMPANY and shall have the powers and authorities as may be needed to carry out those duties as set forth in the COMPANY's Bylaws. In addition, Executive shall perform such other duties and undertake responsibilities as are reasonably assigned to him by the Board.

     Section 2.4. VACATIONS. The Executive shall be entitled to three (3) weeks paid vacation per annum, with such additional paid vacation time as a. the Board (or the chairman thereof) may reasonably determine, or b. is consistent with the COMPANY's vacation policy as it exists from time to time.

                           ARTICLE III.  COMPENSATION

     Section 3.1. SALARY. As compensation for his services hereunder (including his services as a member of the Board), the Executive shall receive a base salary (the "Base Salary") of at least $305,000 per annum.
The Base Salary shall be payable in periodic installments on the dates of the COMPANY's usual payroll, which shall be at least once per calendar month.
The Executive's Base Salary may be increased, but not decreased, at the end of each twelve (12) month period (or other more frequent intervals) by the Board consistent with the Executive's performance and the COMPANY's policy regarding increases in officer compensation established from time to time by the Board.

     Section 3.2. BONUS. The Executive shall participate in the COMPANY's annual Incentive Bonus Plan and, pursuant to such plan, Executive shall be entitled (upon

                                      2.

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satisfaction of the bonus criteria approved by the Compensation Committee of the Board (the "Compensation Committee")) to receive annual cash bonuses in an amount as determined by the Compensation Committee up to one hundred percent (100%) of his Base Salary for the year in which he satisfied the bonus criteria.

     Section 3.3. EXPENSES. The COMPANY shall reimburse Executive, on a monthly basis, for reasonable costs incurred by him with respect to monthly and actual usage fees payable for his cellular phone (excluding usage fees solely attributable to personal matters), his automobile operating expenses, and insurance premiums for life, accidental death and dismemberment, salary protection, disability and auto insurance.

                         ARTICLE IV.  EXECUTIVE BENEFITS

     Section 4.1. STOCK OPTIONS. The COMPANY will grant to the Executive non-qualified options to purchase such number of shares of Common Stock of the COMPANY as shall be determined from time to time by the Compensation Committee, at such times and on such terms as shall be determined by the Compensation Committee. All options granted to Executive shall terminate six
(6) months after Executive's employment with the COMPANY terminates. Notwithstanding any ambiguity or inconsistency in any other agreement or document, any options granted to the Executive prior to the date hereof shall terminate six (6) months after Executive's employment and the COMPANY terminates, and to the extent any other document or agreement between Executive and the COMPANY provides otherwise, such agreement or document shall be deemed amended hereby.

     Section 4.2. VESTING OF STOCK OPTIONS. Any stock options granted to Executive during the term of his employment by the COMPANY (including options granted prior to the date hereof) shall vest in full over a four (4) year period, with the commencement date of such vesting being specified in the particular option agreement. In the event (i) COMPANY or its shareholders in one or more related transactions dispose of all or substantially all of the assets or outstanding capital stock of COMPANY by means of sale, merger, reorganization or liquidation; (ii) any Person as Beneficial Owner, as defined under Section 13 of the Securities Exchange Act of 1934, as amended, directly or indirectly acquires securities of the COMPANY representing a majority of the voting power represented by the COMPANY's then outstanding voting securities; or (iii) of any change in the Executive's title or reporting responsibility or any material reduction in his responsibilities specified hereunder or which are otherwise performed by him; then, in any such event, each such granted option shall automatically become fully vested and immediately exercisable by Executive. All such options shall be subject to such terms and conditions as are set forth in the particular stock option agreement with the Executive, which agreements shall otherwise be in the COMPANY's standard form as of the date of grant.

                                      3.

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     Section 4.3.  OTHER BENEFITS.  The Executive shall be eligible to participate in such other employee benefit programs (including medical, dental, life and disability insurance, which shall be effective as of and from the date of the Executive's employment hereunder) as the COMPANY shall maintain from time to time for the benefit of employees in positions comparable to the Executive's position under this Agreement. The Executive may receive such other and additional benefits as the Board may determine from time to time in its sole discretion.

                          ARTICLE V.  BUSINESS EXPENSES

     The COMPANY will promptly reimburse the Executive for all reasonable and customary business expenses incurred during the employment term by the Executive, provided that the Executive furnishes to the COMPANY reasonably adequate records and other documentary evidence of such expenses.

                      ARTICLE VI.  TERMINATION OF AGREEMENT

     Section 6.1. COMPANY TERMINATION FOR CAUSE. Notwithstanding anything to the contrary herein, the Executive's employment hereunder may be terminated by the Board at any time for cause immediately upon written notice to the Executive, if any of the following events occur:

          (a) The Executive is physically or mentally incapacitated so that he is unable to discharge his duties for a period of sixty (60) consecutive days or a total of ninety (90) days in any twelve (12) month period.

          (b) The Executive is found guilty of serious, criminal misconduct (I.E., other than traffic violations and other minor infractions) by a court of competent jurisdiction, or acts or omits to act in reckless or willful disregard of lawful instructions given under authority of the Board, or engages in acts of gross misconduct, or misuses corporate funds.

          (c) The Executive materially breaches any of his obligations under this Agreement and fails to correct the same within thirty (30) days from written notice thereof by COMPANY.

          The Executive shall be entitled to a full hearing before a quorum of the Board at a Board meeting prior to any termination of his employment under this Section 6.1.

          Upon termination for cause under this Section 6.1, all compensation and benefits (except the ability to exercise options, to the extent vested, during the Exercise

                                      4.

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Period) shall immediately cease.  Termination for cause under this Section
6.1 shall be without prejudice to any other remedy to which the COMPANY may be entitled either at law or in equity or under this Agreement.

     Section 6.2.  UNCONDITIONAL TERMINATION.

          (a) BY COMPANY. The COMPANY may terminate the employment of the Executive hereunder, for any reason, or for no reason, by giving sixty (60) days prior written notice thereof to the Executive; PROVIDED, THAT, upon any such termination hereunder (other than for cause under Section 6.1 above), the parties agree that the COMPANY shall continue to pay, on the COMPANY's normal payroll schedule, an aggregate amount equal to the Executive's then current annual Base Salary plus an amount equal to all bonus compensation paid to the Executive for the full calendar year preceding the date of termination until the earlier of (1) the Executive obtaining comparable employment or (2) twelve (12) months after the date of termination. In addition to the foregoing, the COMPANY shall:

               (i) immediately vest the Executive in all options to purchase shares of Common Stock, provided that the option shall terminate to the extent unexercised at the end of the Exercise Period;

               (ii) continue, at its sole expense, all medical, dental and life insurance coverage until the earlier of (x) twelve (12) months from the date of such termination or (y) such time as the Executive receives similar paid coverage from another employer;

               (iii) if so requested by the Executive, pay for reasonable outplacement services engaged by the Executive in seeking new employment, which services may include the provision to Executive of appropriate office, telephone and secretarial services until the earlier of (x) twelve (12) months from the date of such termination or
          (y) such time as Executive obtains other employment; and

               (iv) agree with the Executive on any and all statements which will be issued relative to the reasons for such termination.

          Any change in the Executive's title or reporting responsibility, any material reduction by the COMPANY (or its successor) in the Executive's responsibilities specified hereunder (or those otherwise assumed by Executive in the ordinary course of the COMPANY's business) or any requirement that Executive's place of employment be in other than the San Francisco Bay Area, shall be deemed to be a termination under this subsection Section 6.2(a) unless cured within thirty (30) days of receipt by the COMPANY of written notice from the Executive specifying the notice of such change in title or reporting responsibility or reduction in responsibility.

                                      5.

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          The COMPANY's obligations in this Section 6.2(a) shall constitute
Executive's exclusive remedy for termination by COMPANY under this Section 6.2(a) during the term of Executive's employment.

          (b) BY THE EXECUTIVE. A termination of his employment by the Executive, other than as a result of the breach of this Agreement by the COMPANY, shall be a breach of this Agreement and shall entitle the Executive to no further salary or benefits except the ability to exercise options, to the extent vested, during the Exercise Period.

                        ARTICLE VII.  GENERAL PROVISIONS

     Section 7.1. CONFIDENTIALITY AGREEMENT. The Executive agrees to adhere to the COMPANY's standard form Employee Confidentiality Agreement, which he has previously executed.

     Section 7.2. SUCCESSORS. The COMPANY will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the COMPANY to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the COMPANY would be required to perform it if no such succession had taken place.

     Section 7.3. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and be governed by the laws of the state of California.

     Section 7.4. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Executive and the COMPANY, and supersedes any other negotiations, agreements, understandings, oral agreements, representations and past or future practices whether written or oral.

     Section 7.5. MODIFICATION. This Agreement may not be amended, modified, changed or discharged in any respect except as agreed in writing and signed by the Executive and the COMPANY.

     Section 7.6. SEVERABILITY AND INTERPRETATION. In the event that any provision or any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this Agreement and the other provisions shall remain fully valid and enforceable. In the event that any provision is held to be overly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

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     Section 7.7.  NOTICES.  All notices required by this Agreement shall be given in writing either by personal delivery or by first class mail, return receipt requested, to the then most current address of the parties notified to the other. Notice given by mail shall be deemed given five (5) days following the date of mailing.

     Section 7.8. WAIVER. A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

     Section 7.9. ATTORNEYS' FEES. In the event either party shall bring any action or legal proceeding of an alleged breach of any provision of this Agreement or to enforce, protect or establish any term or covenant of this Agreement or right of either party under this Agreement, the prevailing party shall be entitled to recover as part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                       CYGNUS, INC.



                                       By  /s/ Gary W. Cleary
                                           ---------------------------------
                                           Gary W. Cleary, Chairman


                                       EXECUTIVE



                                       /s/ Gregory B. Lawless
                                       ---------------------------------
                                       Gregory B. Lawless, an individual



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